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                                                                      EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Stockholders and Board of Directors
Willbros Group, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-18421, 333-21399, 333-53748 and 333-74290) on Form S-8 and (Nos.
333-96201, 333-63096, 333-101448, and 333-115963) on Form S-3 of Willbros Group,
Inc. of our report dated February 20, 2004, except for Note 7 which is as of March 12, 2004 and Note 14 which is as of August 16, 2004, with respect to the consolidated balance sheets of Willbros Group, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears herein. Our report on the consolidated financial statements of Willbros Group, Inc. refers to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and certain provisions from SFAS No. 142, "Goodwill and Other Intangible Assets" in 2001 and the remaining provisions of SFAS No. 142 in 2002.


                                          /s/ KPMG LLP

Houston, Texas
August 24, 2004